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Exhibit 10.13

BUNGE LIMITED
NON-EMPLOYEE DIRECTORS
EQUITY INCENTIVE PLAN
(Amended and Restated as of February 25, 2005)

        Bunge Limited, a company organized under the laws of Bermuda ("Bunge"), hereby establishes an equity compensation plan to be known as the Bunge Limited Non-Employee Directors Equity Incentive Plan (the "Plan"). The Plan shall become effective as of the Effective Date, as defined in Section 9 below. Capitalized terms that are not otherwise defined in the text of this Plan are defined in Section 2 below.

1.     Purpose

        The purpose of the Plan is to promote the long-term growth and financial success of Bunge and its Subsidiaries by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company's non-employee directors and its shareholders.

2.     Definitions

        For purposes of the Plan, the following terms shall be defined as follows:

        "Annual Meeting" means an annual meeting of the Company's shareholders.

        "Board" means the Board of Directors of the Company.

        "Change in Control" shall have the meaning set forth in the Bunge Limited Equity Incentive Plan as in effect from time to time, or any successor thereto.

        "Common Stock" means shares in the capital of Bunge, including common shares.

        "Company" means Bunge Limited, a company organized under the laws of Bermuda, or any successor to substantially all its business.

        "Deferral Election" has the meaning set forth in Section 7(g).

        "Deferral Value" means as of the Vesting Date, the value to a Non-Employee Director of a Director Option, less any applicable withholding taxes. The Deferral Value of a Director Option is the difference between the Fair Market Value of a Share on the Vesting Date and the exercise price of such Director Option, less any applicable withholding taxes.

        "Director Option" means a right to purchase Shares of Common Stock granted to a Non-Employee Director pursuant to Section 6 below.

        "Effective Date" means the effective date of the Plan provided for in Section 9 below.

        "Fair Market Value" of a Share of Common Stock as of any date means:

          (i)    if the Common Stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), (a) the average of the highest and lowest sale prices of the stock quoted for such date as reported in the Transactions Index of each such exchange, as published in The Wall Street Journal and determined by the Board, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted or (b) the average of the highest and lowest sales prices of the stock on each day, as quoted on the relevant exchange over the twenty (20) trading days immediately following the preceding quarterly earnings announcement, with such average weighted by volume;

          (ii)   if the Common Stock is not then listed on an exchange or the NASDAQ National Market, the average of the closing bid and asked prices per Share for the stock in the over-the-counter market as quoted on The NASDAQ Small Cap or OTC Electronic Bulletin Board, as appropriate, on such date; or

          (iii)  if the Common Stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Board; provided, however, that, when appropriate, the Board, in determining Fair Market Value of the Common Stock, may take into account such factors as it may deem appropriate under the circumstances.

        "Non-Employee Director" means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

        "Permanent Disability" means a physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board for any period of six consecutive months. Any dispute as to whether a Non-Employee Director is Permanently Disabled shall be resolved by a physician mutually acceptable to the Non-Employee Director and the Company, whose decision shall be final and binding upon the Non-Employee Director and the Company.

        "Person" means any individual, firm, corporation, partnership or other entity.

        "Plan Limit" has the meaning set forth in Section 4(a).

        "Retirement" shall mean retirement from the Board in accordance with the retirement policy then in effect for Board members.

        "Shares" means shares comprising the Common Stock.

        "Subsidiary" means (i) a corporation or other entity with respect to which Bunge, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which Bunge, directly or indirectly, has an equity or similar interest and which the Board designates as a Subsidiary for purposes of the Plan.

        "Vesting Date" means the date with respect to which a Director Option or a portion of a Director Option becomes vested and nonforfeitable.

3.     Administration of the Plan

        (a)    Administration by the Board.    The Plan shall be administered by the Board, which may adopt rules and regulations it considers necessary or appropriate to carry out the Plan's purposes. The Board's interpretation and construction of any Plan provision shall be final and conclusive. The Board may, but need not, from time to time delegate some or all of its authority under the Plan to a committee consisting of one or more members of the Board, any such delegation to be subject to the restrictions and limits that the Board specifies at the time of such delegation or thereafter. References in the Plan to the "Board" shall, to the extent consistent with the terms and limitations of any such delegation, be deemed to include a reference to any such committee to which the Board's authority hereunder has been delegated.

        (b)    Award Certificate.    The terms and conditions of each grant of Director Options under the Plan shall be embodied in an award agreement or award certificate which shall incorporate the Plan by reference and shall indicate the date on which the Director Options were granted and the number of Director Options granted on such date.

4.     Shares Available

        (a)    General.    Subject to adjustment as provided in Section 11 hereof, the total number of Shares of Common Stock that may be issued pursuant to the exercise of Director Options under the Plan (the

"Plan Limit") shall not exceed, in the aggregate, 0.5 percent (or one-half of one percent) of the issued Shares of Common Stock outstanding at any such time.

        (b)    Rules Applicable to Determining Shares Available for Issuance.    For purposes of determining the number of Shares of Common Stock that remain available for issuance, the following Shares shall be added back to the Plan Limit and again be available for awards:

          (i)    The number of Shares tendered to pay the exercise price of a Director Option;

          (ii)   The number of Shares acquired by the Company under Section 7(d) below in satisfaction of some or all of the exercise price of a Director Option or in satisfaction of any tax withholding requirement;

          (iii)  The number of Shares subject to Director Options that expire unexercised or that become forfeited; and

          (iv)  As of the date of any Deferral Election by a Non-Employee Director under Section 7(g) below, the number of Shares underlying the award of Director Options, or any portion thereof, subject to such Deferral Election.

        Authorized and unissued Shares shall be delivered pursuant to the Plan.

5.     Eligibility

        Director Options shall be granted only to Non-Employee Directors.

6.     Grants of Director Options

        (a)    General.    A Director Option shall entitle a Non-Employee Director to purchase a specified number of Shares of Common Stock during a specified period at an exercise price per Share of Common Stock determined as provided below. All Director Options provided for herein shall have the general terms and conditions set forth in Section 7 below. Director Options shall be nonqualified stock options and are not intended to qualify as "incentive stock options" under Section 422 of the US Internal Revenue Code of 1986, as amended.

        (b)    Annual Grants of Director Options.    Annual Grants of Director Options shall be made as follows: (i) each Non-Employee Director serving on the Board at the time an annual grant is made to Non-Employee Directors shall automatically receive Director Options to purchase 5,500 Shares of Common Stock either (A) as of the date of the Annual Meeting, commencing with the 2005 Annual Meeting or (B) at an earlier time specified by the Board prior to an Annual Meeting; and (ii) any Non-Employee Director who is elected or appointed to the Board after the annual grant for any year has been made under subsection 6(b)(i) above, will, in the sole discretion of the Board, receive Director Options to purchase 5,500 Shares of Common Stock as of the date of such initial election or appointment.

        The exercise price per Share of Common Stock subject to each Director Option provided for in this Section 6(b) shall be the Fair Market Value on the date of grant.

        (c)    Grants of Director Options to New Directors.    In addition to the annual grants described in Section 6(b) above, a Non-Employee Director who is initially elected or appointed to the Board, whether or not such election or appointment is in connection with an Annual Meeting, shall receive, as of the date of such initial election or appointment, Director Options to purchase 7,500 Shares of Common Stock. The exercise price per Share of Common Stock of each Director Option provided for in this Section 6(c) shall be the Fair Market Value on the date of grant.

7.     General Terms and Conditions of Director Options

        (a)    Option Term.    Each Director Option shall expire on the date of the Annual Meeting held in the tenth calendar year following the date of grant, subject to earlier expiration as provided herein; provided, however, that Director Options granted to a Non-Employee Director whose initial election occurs other than in connection with an Annual Meeting shall be treated for this purpose as though they had been granted at the first Annual Meeting following such initial election; provided further, the period during which Director Options granted to a Non-Employee Director in accordance with Section 6(b)(i)(B) above are exercisable shall not exceed ten years from the date of grant.

        (b)    Vesting; Accelerated Vesting; Effect of Termination of Service.

          (i)    Vesting Generally.    Director Options shall vest and become exercisable as of the date of January 1st occurring after the date that such Director Options are granted, assuming that the Non-Employee Director has continued to serve as a member of the Board until such date. Notwithstanding the preceding sentence, all Director Options shall be considered fully vested and exercisable upon the termination of the Non-Employee Director's service on the Board by reason of Retirement, death, Permanent Disability or by reason of failure by the shareholders to reelect such Non-Employee Director. Any Director Options that are unvested at the time of a termination of a Non-Employee Director's service on the Board shall lapse and become void.

          (ii)    Exercise Following Termination of Service.    Following termination of a Non-Employee Director's service on the Board, the former Non-Employee Director (or the former Non-Employee Director's estate, personal representative or beneficiary, as the case may be) shall have the right, subject to the other terms and conditions hereof, to exercise all Director Options that had vested as of or in connection with the termination of service:

              (A)  at any time within three years after the date of termination of service, if such termination was by reason of Retirement, death, Permanent Disability or by reason of failure by the shareholders to reelect such Non-Employee Director, or

              (B)  in all other cases, at any time within one year after the date of termination of service;

  subject, in all cases, to earlier expiration of the Director Option pursuant to Section 7(a) above.

        (c)    Notice of Exercise.    Subject to the other terms and conditions of the Plan, a Non-Employee Director may exercise all or any portion of a vested Director Option by giving notice of exercise to the Company or its designated agent; provided, however, that no fewer than one hundred (100) Shares of Common Stock may be purchased upon any exercise of a Director Option unless the number of Shares purchased at such time is the total number of Shares in respect of which the Director Option is then exercisable, and provided further, that in no event shall the Director Option be exercisable for a fractional Share. The date of exercise of a Director Option shall be the later of (i) the date on which the Company or its agent receives such notice or (ii) the date on which the conditions provided in Sections 7(d) and 7(e) below are satisfied.

        (d)    Payment.    Subject to Section 7(g) below, the exercise price of a Director Option may be paid in cash or previously owned Shares or a combination thereof or by any other method approved by the Board.

        (e)    Limitation on Exercise.    A Director Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act of 1933, as amended (the "1933 Act"), and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state "blue sky" laws is available.

        (f)    Issuance of Shares.    Subject to the foregoing conditions and Section 7(g) below, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price for the number of Shares with respect to which a Director Option is exercised, the Company shall issue such Shares and deliver to the exercising Non-Employee Director, at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director, one or more stock certificates for the appropriate number of Shares of Common Stock issued in connection with such exercise. Such Shares shall be fully paid and nonassessable and shall be issued in the name of the Non-Employee Director.

        (g)    Right to Elect to Defer Value of Director Options Prior to Vesting Date.    The Board, in its sole discretion, may permit any Non-Employee Director to elect to defer receipt of the value of all or any portion of a Director Option in accordance with the terms of this Section 7(g) (a "Deferral Election"). Any Deferral Election must be made by a Non-Employee Director within the requisite time as specified in the sole discretion of the Committee prior to the Vesting Date of the corresponding Director Option or portion thereof. Any Deferral Election made after such time shall be null and void. Under any Deferral Election, a Non-Employee Director will be given the opportunity to irrevocably elect to defer into the Bunge Limited Deferred Compensation Plan for Non-Employee Directors, or any successor plan adopted by the Board (the "Deferred Compensation Plan"), an amount equal to the Deferral Value of a whole number of Shares subject to such Director Option. The Deferral Value will be credited automatically, without any further action on the part of the Non-Employee Director, to the Non-Employee Director's account under the terms of the Deferred Compensation Plan on the Vesting Date of any Director Option, or portion thereof, that is subject to a Deferral Election. Accordingly, if an Award of Director Options is subject to a Deferral Election, the Deferral Value of such Director Options will be credited to the Non-Employee Director's account under the Deferred Compensation Plan as of the Vesting Date and the exercise provisions otherwise applicable to Director Options will not apply. Any Deferral Value credited to the Deferred Compensation Plan will be subject to the terms of the applicable plan.

8.     Transferability

        Director Options may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Board may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of a Director Option for no consideration to a Non-Employee Director's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"). Any Director Option transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Non-Employee Director. A Non-Employee Director shall notify the Company in writing prior to any proposed transfer of a Director Option to a Permitted Transferee and shall furnish the Company, upon request, with information concerning such Permitted Transferee's financial condition and investment experience.

9.     Term

        The "Effective Date" shall be May 25, 2001. Unless earlier terminated in accordance with Section 10 below, the Plan shall expire on the tenth anniversary of the Effective Date (the "Expiration Date"). No Director Options shall be granted under the Plan after the Expiration Date. However, the expiration of the Plan shall not affect awards of Director Options made on or prior to the Expiration Date, which awards shall remain outstanding subject to the terms hereof.

10.   Amendments

        The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, to amend the provisions for determining the amount of Director Options to be issued to a Non-Employee Director; provided, however, that any amendment which under the requirements of applicable law or stock exchange rule must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such law or rule.

        No termination or amendment of the Plan that would adversely affect a Non-Employee Director's rights under the Plan with respect to any award of Director Options made prior to such action shall be effective as to such Non-Employee Director unless he or she consents thereto.

11.   Recapitalization or Reorganization

        (a)    Authority of the Company and Shareholders.    The existence of the Plan or awards hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)    Change in Control.    In addition to the alternatives described in Section 11(c) below, in the event of a Change in Control, the Board in its sole discretion may take such measures as it deems appropriate with respect to any outstanding Director Options, which measures may include, without limitation, the acceleration of vesting, the rollover of outstanding Director Options into awards exercisable for or subject to the acquirer's securities, the cash out of vested Director Options or any combination of the foregoing; provided, however, that unless the Board, in its sole discretion, determines otherwise, in the event of a Change in Control, all outstanding Director Options shall become fully vested immediately prior to the consummation of such Change in Control transaction.

        (c)    Change in Capitalization.    The number and kind of Shares authorized for issuance under Section 4(a) above shall be equitably adjusted in the event of a stock split, subdivision, stock dividend, bonus issue, recapitalization, reorganization, merger, amalgamation, consolidation, division, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Director Options and the number and kind of Shares subject to any outstanding Director Options and the exercise price per Share shall be equitably adjusted in order to preserve the benefits or potential benefits intended to be made available to Non-Employee Directors granted Director Options. Such adjustments shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Board, such adjusted Director Options shall be subject to the same vesting schedule and restrictions to which the underlying Director Option is subject.

12.   No Right to Re-election

        Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company's shareholders, nor confer upon any Non-Employee

Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

13.   Governing Law

        The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York.

14.   Unfunded Plan

        The Plan is unfunded. Prior to the exercise of any Director Options, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock with respect to awards hereunder.

15.   Compliance with Rule 16b-3

        Notwithstanding anything contained in the Plan to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

16.   Stated Periods of Time

        In the event that any period of days, months or years set forth in this Plan ends on a date that is Saturday, Sunday or a public holiday in the United States, the end of such period shall be the first business day following such date.

The Plan was adopted by the Board on September 28, 2001 and was amended by the Board on March 22, 2002, May 29, 2002, March 13, 2003, March 11, 2004 and February 25, 2005.

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BUNGE LIMITED NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN (Amended and Restated as of February 25, 2005)